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                                                                    Exhibit 10.8


                                DALLAS WAREHOUSE

STANDARD COMMERCIAL ________________                               1011-004
 (EXISTING BUILDING)                                         4610-12 McEwen Road
        1998                                                 Dallas, Texas 75244
                                                             36,400 Square Feet

                                 LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF DALLAS

This Lease Agreement, made and entered into by and between

               ROBERT K. THOMAS

hereinafter referred to as "Landlord", and

               CAI, L.P., A TEXAS LIMITED PARTNERSHIP

hereinafter referred to as "Tenant",

                                   WITNESSETH:

     1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Dallas, State of Texas, more particularly described on Exhibit "A" which is attached hereto and made apart hereof, together with all rights, privileges, easements, appurtenances and immunities belonging to or in anyway pertaining to the said premises and together with the buildings and other improvements erected upon said premises (the said real property and the buildings and improvements thereon being hereinafter referred to as the "premises").

To Have and to Hold the same for a term commencing on the "commencement date", as hereinafter defined and ending 24 months thereafter, provided, however, that in the event the "commencement date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "commencement date".

The "commencement date" shall be September 1, 2003. Tenant acknowledges that it has inspected and accepts the premises and specifically the buildings and improvements comprising the same, in their present "as is-where is" condition, except as provided herein, as suitable for the purpose for which the premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to said "commencement date", Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "commencement date", and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. After the commencement date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises.

     2. Rent. Tenant agrees to pay to Landlord rent, without deduction or set off, for the entire term hereof for said premises at the rate of SEE PARAGRAPH 25.A. per month. One such monthly installment shall be due and payable on the execution date hereof, and a like monthly installment shall be due and payable without demand or invoice issued on or before the first day of each __________ month during the hereby demised term; provided that if the said commencement date should be a date other than the first day of a calendar month, there shall be due and payable on the said commencement date as rent for the balance of the calendar month during which the said commencement date shall fall a sum equal to that proportion of the rent for a full month as herein provided which the number of days from the said commencement date to the end of the calendar month during which the said commencement date shall fall bears to the total number of days in such month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the hereby demised term as first above provided.

In addition, Tenant agrees to deposit with Landlord on the execution date hereof the sum of ZERO, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit, a last month's rental deposit, nor a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this lease.

     3. Use. The demised premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of _________ in or upon, or connected with, the premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to _______ from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

     4. Taxes.

     A. Subject to the provisions of subparagraph B, below, Landlord agrees to pay before they become delinquent all taxes (both general and special), assessments or governmental charges (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the premises or any part thereof, provided, however, Landlord may, at its sole cost and expense (in its own name or in the name of both, as it may deem appropriate) dispute and contest the same, and in such case, such disputed item need not be paid until finally adjudged to be valid. At the conclusion of such contest, Landlord shall pay the items contested to the extent that they are held valid, together with all items, court costs, interest and penalties relating thereto.

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     B. The maximum amount of taxes levied or assessed against the premises during any one real estate tax year to be paid by Landlord shall be those taxes levied or assessed against the premises in the amount of $22,124.36 If in any real estate tax year during the term hereof or any renewal or extension the taxes levied or assessed against the premises for such tax year shall exceed the sum as calculated in the preceding sentence, Tenant shall pay to Landlord upon demand the amount of such excess. In the event the premises constitute a portion of a multiple occupancy building, Tenant agrees to pay to Landlord upon demand the amount of Tenant's proportionate share of such excess (with respect to taxes lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the said building), such share to be calculated on the basis of space occupied by tenant as compared to the entire space contained in the building. The failure to pay such excess or proportionate share thereof, as the case may be, within fifteen (15) days following receipt of tax certificates reflecting the actual amount of taxes paid, shall be treated hereunder in the same manner as a default in the payment of rent hereunder when due. Any payment to be made pursuant to this subparagraph B. with respect to the real estate tax year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax year covered by the term of this lease bears to a full tax year.

     C. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     5. Landlord's Repairs. Landlord shall at his expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair. Tenant shall repair and pay for any damage to the roof, foundation or exterior walls caused by the negligence of Tenant or Tenant's employees, agents or invitees, or caused by tenant's default hereunder, or any leaks caused by tenant's installation of air conditioning or other equipment on the roof. The term "walls" as used herein shall not include windows, glass or plate glass, doors or special store fronts. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability hereunder shall be limited to the cost of such repairs or curing such defect. In the event the premises have air conditioning installed therein on the date of this lease, then Landlord represents that on the commencement date of this lease such air conditioning system in the office area only shall be in good operating condition; provided, however, that during the term of this lease Tenant shall at its own cost and expense maintain such system in good operating condition, shall make all necessary repairs and upon termination of this lease shall deliver such system to Landlord in good operating condition.

     6. Tenant's Repairs.

     A. Tenant shall, at its own cost and expense, keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, interior and exterior paint work, floors and floor coverings, downspouts, gutters, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, electrial wiring and fixtures, _______ and pest extermination, regular removal of trash and debris, regular ______ of any grass, trimming, weed removal and general landscape maintenance, including rail spur areas, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Paragraph 12 below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

     B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

     C. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the premises.

     7. Alterations. Tenant shall not make any alterations, additions or improvements to the premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Such consent may not be unreasonably withheld or denied. Landlord agrees to grant such consent or deny same with reasons, within fifteen (15) days following its receipt of Tenant's request therefor, together with plans and specs of such improvements, by written notification. The failure of Landlord to timely do so shall be deemed to be its consent. If consent is timely denied, Landlord and Tenant agree to work in good faith to satisfy both parties' needs. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease, and Tenant shall, unless Landlord otherwise elects, as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this lease or upon earlier vacating of the premises; provided, however, that if Landlord so elects prior to termination of this lease or upon earlier vacating of the premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the premises and shall be delivered up to the Landlord with the premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease, if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the premises if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises.

     8. Signs. Tenant shall have the right to install signs upon the premises only when first approved in writing by Landord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Such cannot may not be unreasonably withheld or denied. Landlord agrees to grant such consent or deny same with reasons, within fifteen (15) days following its receipt of Tenant's request therefor, together with plans and specs of such improvements, by written notification. The failure of Landlord to timely do so shall be deemed to be its consent. If consent is timely denied, Landlord and Tenant agree to work in good faith to satisfy both parties' needs. Tenant shall remove all such signs by the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements and Tenant shall repair any injury or defacement, including without limitation discoloration caused by such installation and/or removal.

     9. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to give each notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     10. Utilities. Landlord agrees to provide at its cost water, electricity and telephone service connections into the premises; but Tenant shall pay all charges incurred for any utility services used on or from the premises and any maintenance charges for utilities and shall furnish all electric light bulbs, ballasts, and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the premises. Tenant shall have all utilities transferred to Landlord or, at Landlord's option, a designee; said transfers to be effective one day after Tenant vacates the premises or one day after the termination of the lease, whichever is later.

     11. Assignment and Subletting. Tenant shall not have the right to assign this lease or to sublet the whole or any part of the premises without the prior written consent of Landlord; not withstanding any permitted assignment or subletting; Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any due it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Landlord shall have the right to assign any of its rights under this lease. See also Paragraph 25.B.

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     12. Fire and Casualty Damage.

     A. If the buildings situated on the premises should be damaged or destroyed by fire, tornado, or any casualties covered by the insurance maintained hereunder, Tenant shall give immediate written notice thereof to Landlord.

     B. If the buildings situated on the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged that rebuilding or repairs cannot be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

     C. If the buildings situated on the premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, but Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair such buildings, to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed on the premises by Tenant. If the premises are untenantable in whole or in part following such damage; the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and determine, or to proceed to rebuild using its own funds.

     D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant, whereupon all rights and obligations hereunder shall cease and determine.

     E. Any insurance which may be carried by Landlord or Tenant against loss or damage to the buildings and other improvements situated on the premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     F. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or any one claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils covered by the insurance maintained hereunder, even if such fire or other peril shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the affect that any release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

     G. Landlord covenants and agrees to maintain standard fire and extended coverage insurance covering the building on the premises in an amount not less than eighty percent (80%) of the replacement cost thereof. If the insurance premiums for the fire and extended coverage and liability insurance carried by Landlord shall exceed $1,499.95 per annum, Tenant shall pay to Landlord within fifteen (15) days of Tenant's receipt of statement of such charges by the insurance company the amount of such excess; and the failure to pay such excess upon demand shall be treated in the same manner as a default in the payment of rent hereunder when due.

     13. Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity, emanating from the premises, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claim, including attorneys' fees, arising out of any such damage or injury, except injury to persons or damage to property the sole cause of which is the negligence of the Landlord. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the premises, or by the condition of the premises, the limits of such policy or policies to be in an amount of not less than $1,000,000 each occurrence of Bodily Injury or Property Damage or each offense of Personal injury or all combined and $1,000,000 in the aggregate and to be written by insurance companies qualified to do business in the state in which the premises are located. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least ten (10) days prior to the expiration of the respective policy terms.

     14. Condemnation.

     A. If the whole or any part of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

     B. If part of the premises shall be taken for any public or quasi-pubic use under any governmental law, or ordinance regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

     15. Holding Over. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half(1-1/2) times the rent in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this Paragraph 15. shall not be construed as Landlord's consent for Tenant to hold over.

     16. Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, Landlord's successors and assigns, subject to the terms and provisions of this lease.

     17. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

     A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

     B. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     C. Tenant shall file a petition, voluntary or involuntary, under any section or chapter of the National Bankruptcy Act as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant hereunder.

     D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     E. Tenant shall desert or vacate any substantial portion of the premises.

     F. Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 17.), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

     18. Remedies. Upon the occurrence of any of such events of default described in Paragraph 17. hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     A. Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

     B. Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

     C. Enter upon the premises by force, if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     In the event Tenant fails to pay any installment of rent hereunder, as and when such installment is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten(10) days after demand therefor shall be an event of default hereunder. The provision for such late charge should be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default, if, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees or other costs incurred by Landlord. No act or thing done by the Landlord or its agents during the term hereby granted will be deemed an acceptance of the surrender of the premises, and no agreement to accept a surrender of said premises shall be valid unless in writing signed by Landlord. The receipt by Landlord of rent with knowledge of the breach of any covenant or other provision contained in this lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

     19. Landlord's Lien. Landlord does hereby subordinate its liens, statutory and contractually, to the liens of Tenant's mortgagee, as provided in the Landlord's Agreement of even date herewith. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this lease. Landlord shall have, in addition to any other remedies herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 19. at public or private sale upon five (5) days' notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

     20. Mortgages. Subject to its continuing right of quiet enjoyment and peaceful possession, Tenant accepts this lease subject and subordinate to any mortgages and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage. With respect to any mortgages and/or deed(s) of trust at anytime hereafter created which constitute a lien or charge upon the leased premises or the improvements situated thereon, Landlord at its sole option shall have the right to waive the applicability of this paragraph so that this lease would not be subject and subordinate to such mortgages or the deeds) of trust.

     21. Landlord's Default. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 20. hereof or in the payment of taxes or any other items which might become a lien upon the premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant is authorized and empowered after giving Landlord five (5) days prior written notice of such default and Landlord fails to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item Be paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 21., unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

     22. Mechanic's Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the rights, title and interest of the Landlord in the premises or under the terms of this lease.

     23. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address herein below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified, Registered or Overnight Mail Service, addressed to the parties hereto at the respective addresses set out opposite their names below, or via fax at such other address as they have theretofore specified by written notice delivered in accordance herewith.

LANDLORD:                                           TENANT:

ROBERT K. THOMAS                      CAI, L.P., A TEXAS LIMITED PARTNERSHIP
-----------------------------------   ------------------------------------------
8333 Douglas Avenue, Suite 1414       3295 College
-----------------------------------   ------------------------------------------
Dallas, Texas 75225                   Beaumont, TX 77701
-----------------------------------   ------------------------------------------
Fax No. 214-890-9920                  Fax No.       409-835-7069
-----------------------------------   ------------------------------------------
                                      Telephone No. 409-832-1696
                                      ------------------------------------------
                                      SEE ALSO PARAGRAPH 25.E.

If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the term "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     24.  Miscellaneous.

     A. Words of any gender used in this lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

     C. The captions inserted in this lease for convenience only and in no way define, limit, or describe the scope or intent of this lease, or any provision hereof, nor in any way affect the interpretation of this lease.

     D. Tenant agrees within ten (10) days after request of Landlord to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that, if true, this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be reasonably requested by Landlord.

     E. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment therein in good condition and repair. Tenant shall also, prior to vacating the premises, pay to Landlord the pro rata amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premium for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 24 (E).

     F. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such Illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     G. This lease may not be altered, changed or amended except by an instrument in writing signed by Landlord and Tenant.

     H. Because the premises are on the open market and are presently being shown, this lease shall be treated as an offer with the premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

     25.  Additional Provisions.

     25.A. Notwithstanding the provisions of Paragraph 2. above, rental shall be as follows;

          September 1, 2003 through August 31, 2004 rental shall be $10,000.00 per month;

          September 1, 2004 through August 31, 2005 rental shall be $11,680.00 per month.

     25.B. Assignment or Sublease to Affiliated Entity. Notwithstanding anything contained in this Lease to the contrary, Tenant may, without the approval of Landlord, assign or sublease this Lease, in whole but not in part, to any of the following entities, provided (except in (c) below) the following entities have a net worth equal to or greater than the net worth (as of the Effective Date) of Tenant: (a) any corporation or other legal entity which owns at least 51% of the limited partnership interests of the Tenant and has the power to direct Tenant's management and operation; or (b) any corporation or other legal entity a majority of whose voting stock is owned by Tenant or any principal partner of Tenant (51% or better ownership); or (c) any legal entity which is an affiliate or related entity of Tenant through common ownership or which is owned or controlled by Tenant or the principal partner of Tenant or such principal partner's majority owners. Tenant must deliver prompt written notice of any such assignment or sublease to Landlord. Any such transfer or assignment or sublease shall not release Tenant from liability for performance of Tenant's duties and obligations hereunder unless Landlord shall agree in writing to such release.

     25.C. While this Lease is in full force and effect, provided that Tenant is not in default of any of the terms, covenants and conditions thereof, Landlord hereby grants to Tenant the right or option to renew and extend the term of this Lease for one term of Sixty (60) Months. Such extension or renewal of the primary term shall be on the same terms, covenants and conditions as provided for in the Lease except for this paragraph and except that the rental during the extended term shall be $12,133.00 per month. This paragraph shall be non-assignable and shall terminate in the event of an assignment of this Lease or subletting of all or any part of the Premises, except as permitted in Paragraph 25.B. hereof Notice of Tenant's intention to exercise the option must be given to Landlord in writing, by Certified or Registered Mall, Return Receipt Requested, postage prepaid, at least Six (6) Months prior to the expiration of the primary term of this Lease.

     25.D. FURTHER, while this Lease is in full force and effect, and if Tenant has exercised the first 60-month option and is not in default of any of the terms, covenants and conditions thereof, Landlord hereby grants to Tenant the right or option to renew and extend the term of this Lease for one further term of Sixty (60) Months. Such extension or renewal of the primary term shall be on the same terms, covenants and conditions as provided for in the Lease during the primary term except for this paragraph and except that the rental during such 60-Month extended term shall be (S12,900.00) per month. This paragraph shall be non-assignable and shall terminate in the event of an assignment of this Lease or subletting of the whole or any part of the Premises, except as permitted in Paragraph 25.B. hereof. Notice of Tenant's intention to exercise the option must be given to Landlord in writing, by Certified or Registered Mail, Return Receipt Requested, postage prepaid, at least Six Months prior to the expiration of the Lease.

     25.E. And to:

           CAI, L.P.
           4610-12 McEwen Road
           Dallas, Texas 75244

     25.E. Landlord, at it sole cost and expense, will make only the following improvements to the facility:

          1)   Broom sweep the warehouse floor.

          2) Place all plumbing, electrical, lighting, overhead doors, and all dock equipment in good working condition on the commencement date of the Lease.

          3) All office heating and air conditioning systems will be placed in good working order on the commencement date of the Lease.

                                  EXHIBIT "A"

BEGINNING at a point in the southerly line of the Revised Metropolitan Industrial Park, said point being South 89DEG. 50' 00" West a distance of
706.26 feet from the most southeasterly corner of said addition;

THENCE South 89DEG. 50' 00" West continuing along the southerly line of said addition a distance of 104.68 feet to a point for corner;

THENCE North 0DEG. 10' 00" West a distance of 288.00 feet to a point for corner in the southerly line of McEwen Road (60 feet wide);

THENCE North 89DEG. 50' 00" East continuing along said southerly line a distance of 487.95 feet to a point for corner, said point being the intersection of the southerly line of McEwen Road and the easterly line of a 40.00 foot wide railroad easement;

THENCE South 22DEG. 36' 00" West along the said easterly line of a 40.00 foot wide railroad easement a total distance of 15.57 feet to the beginning of a curve to the right;

THENCE in a southwesterly and westerly direction along said easterly line and along a curve to the right having a central angle of 58DEG. 19' 00" a radius of
402.00 feet, and an arc length of 409.16 feet to the end of said curve to the right;

THENCE South 80DEG. 55' 00" West along the southeasterly line of said railroad easement a distance of 69.72 feet to a point for corner;

THENCE South 0DEG. 10' 00" East a distance of 21.26 feet to the POINT OF BEGINNING and containing 103,348 square feet, more or less, or 2.3725 acres.

EXECUTED THE l8th day of August 2003.

LANDLORD:                            TENANT:
ROBERT K. THOMAS                     CAI, L.P., A TEXAS LIMITED PARTNERSHIP


BY /s/ Gillis Thomas                 BY  /s/ C.W. FRANK
   --------------------------------  ------------------------------------------
(Gillis Thomas, As Attorney-In-Fact  C.W. FRANK
For Robert K. Thomas                 EXECUTIVE VICE PRESIDENT AND
                                     CHIEF FINANCIAL OFFICER

Title:                               CONN APPLIANCES INC.
       ----------------------------  Title: ACTING AS GENERAL PARTNER OF CAI, LP